Exhibit 10.14

COMPENSATION AGREEMENT

THIS COMPENSATION AGREEMENT, dated as of October 1, 2023 (this “Agreement”), is by and between Simon C. Pedder with an address of 845 Jim Wilson Road, Indian Land, SC 29707 (“Executive Chairman”), and CENTAUR BIO, INC, with principal executive offices at 7805 Pemswood Street, Charlotte, NC 28277 (“Company”).

W I T N E S S E T H:

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

Section 1. Services. Executive Chairman agrees to provide business and pharmaceutical development related services to Company (the “Services”). Executive Chairman hereby agrees that the Services shall be provided at such times and at such places as the Company shall reasonably request, and in accordance with the highest prevailing industry standards and practices for the performance of similar services.

Section 2. Term of Agreement. The retention of the Executive Chairman by the Company as provided in Section I above shall be until a formal Employment Agreement has been executed between the Company and Executive Chairman (the “Term”). Notwithstanding anything to the contrary contained herein, the Agreement may be terminated by Executive Chairman or the Company upon thirty (30) days prior written notice to the other party.

Section 3. Compensation.

(a) So long as Company has sufficient funding and as full compensation for the performance by Executive Chairman of his/her duties under this Agreement, the Company shall pay Executive Chairman $10,000 per month (the “Fee”) that Executive Chairman spends performing his/her duties pursuant to the terms hereof.

(b) The Company agrees that payment shall be made to Executive Chairman within fifteen (15) business days from the beginning of each month. Executive Chairman will be solely responsible for all taxes, withholding and other similar statutory obligations.

Section 4. Expenses. The Company shall reimburse Executive Chairman for all reasonable and necessary expenses incurred by Executive Chairman in connection with the Services provided hereunder; provided, however, that such expenses are pre-approved in writing by the Company.

Section 5. Miscellaneous.

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina, without giving effect to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above by proper person thereunto duly authorized.

CENTAUR BIO, INC.

By: /s/ Michael J. Roberts
Name: Michael J. Roberts
Title: CEO

EXECUTIVE CHAIRMAN

/s/ Simon C. Pedder
Simon C. Pedder